UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2007

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2007, Google increased the annual base salaries (effective as of January 1, 2007) of Google’s executive officers after a review of performance and competitive market data. The table below sets forth the annual base salary levels for 2006 and 2007 for Google’s named executive officers:

Name and Position	Year	Base Salary
Eric Schmidt	2007	$1
Chairman of the Executive Committee and Chief Executive Officer	2006	$1

Sergey Brin	2007	$1
President of Technology	2006	$1

Larry Page	2007	$1
President of Products	2006	$1

Robert A. Eustace	2007	$450,000
Senior Vice President, Engineering & Research	2006	$250,000

Omid Kordestani	2007	$450,000
Senior Vice President, Global Sales & Business Development	2006	$250,000

George Reyes	2007	$450,000
Senior Vice President & Chief Financial Officer	2006	$250,000

Jonathan Rosenberg	2007	$450,000
Senior Vice President, Product Management	2006	$250,000

In addition, on February 28, 2007, Google determined the allocation of the discretionary bonus payment among Google’s executive officers, which payment was previously approved by the Board of Directors not to exceed an aggregate amount of $1,500,000. These payments are in recognition our executive officers’ contributions to our performance in 2006 and will be paid in addition to 2006 Senior Executive Bonus Plan payments. The table below sets forth the individual discretionary bonus payments to Google’s named executive officers:

Name	Bonus Amount
Eric Schmidt	—
Sergey Brin	—
Larry Page	—
Robert A. Eustace	$205,560
Omid Kordestani	$249,296
George Reyes	$169,496
Jonathan Rosenberg	$205,560

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: March 5, 2007	/s/ Eric Schmidt
Eric Schmidt
Chairman of the Executive Committee
and Chief Executive Officer